EXHIBIT 10.23

SIXTH AMENDMENT TO THE EXPONENT, INC. 401(k) SAVINGS PLAN

(AS AMENDED AND RESTATED JANUARY 2, 1999)

WHEREAS, Exponent, Inc. (the “Company”) adopted an amended and restated 401(k) Savings Plan effective January 2, 1999 (the “Plan”); and

WHEREAS, the Plan must be amended as a result of changes to the Treasury Regulations under Section 401(k) of the Internal Revenue Code; and

WHEREAS, the Company retains the right to amend the Plan under Section 11.1(a) thereof; and

WHEREAS, pursuant to Section 11.1(b) of the Plan, the Company has delegated to the Plan’s administrative committee the authority to adopt amendments that are designed to bring the Plan into compliance with applicable law, designed to ensure the continued tax-qualified status of the Plan or do not have a significant financial impact on the Company;

NOW, THEREFORE, effective January 1, 2006, the Plan is amended as follows:

1. Subsection (d) of Section 4.2 Employer Matching Contributions and Qualified Matching Contribution shall read in full as follows:

(d) The Administrator may elect to treat all or a portion of Employer Matching Contributions for a Plan Year as Qualified Matching Contributions for purposes of the ADP Test. Such contributions, to the extent necessary, shall satisfy the requirements of Treasury Regulation Section 1.402(m)-2(a)(5).

2. Subsection (d) of Section 4.3 Employer Mandatory Contributions and Qualified Nonelective Contributions shall read in full as follows:

(d) The Employer may, with respect to a Plan Year, allocate Qualified Nonelective Contributions to such Participants and in such a manner as it deems necessary or appropriate to satisfy the requirements of the Plan. Such contributions, to the extent necessary, shall satisfy the requirements of Treasury Regulations Section 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6).

3. Section 5.5 shall read in full as follows:

5.5 Discrimination Testing of Salary Deferral Contributions

(a) Definitions.

(i) “Actual Deferral Percentage” (“ADP”) shall mean, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s Section 415 Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals (other than Catch-up Contributions) made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

(ii) Excess Contributions. “Excess Contributions” shall mean, with respect to any Plan Year, the excess of (1) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(b) ADP. The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

(c) Special Rules.

(i) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Account under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs of the Employer that have different plan years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

(iii) In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than 10-percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulations Section 1.401(k) - 2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior year will be made in accordance with such Treasury Regulations. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

(iv) For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the 12 - month period immediately following the Plan Year to which the contributions relate.

(d) Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after a Plan Year to Participants to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

(e) Determination of Income or Loss. Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of: (i) income or loss allocable to the Participant’s Salary Deferral Contributions Account (and, if applicable, the Qualified Nonelective Contributions Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (ii) 10-percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(f) Accounting for Excess Contributions. Excess Contributions allocated to a Participant shall be distributed from the Participant’s Salary Deferral Contributions Account and Qualified Matching Contributions (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Nonelective Contributions Account only to the extent that the Excess Contributions exceed the amount of Excess Contributions in the Participant’s Salary Deferral Contributions Account and Qualified Matching Contributions Account.

4. Section 5.6 shall read in full as follows:

5.6 Distribution of Excess Elective Deferrals

(a) Definitions.

(i) “Catch-up Contributions” are Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(b)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) is $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

(ii) “Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p) and any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

(iii) “Excess Elective Deferrals” shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

(b) Limit on Elective Deferrals. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other plan, contract or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year. In the case of a Participant aged 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence includes the amount of Elective Deferrals that can be Catch-up Contributions. The dollar limitation contained in Code Section 402(g) is $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any such adjustments will be in multiples of $500.

(c) Notification by Participant of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 1st of the year following the close of the Participant’s taxable year in which the Excess Elective Deferrals were made. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any Other Plan of the Employer.

(d) Reimbursement of Excess Elective Deferrals and Forfeiture of Related Matching Contributions. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year. Employer Matching Contributions made on account of such Excess Elective Deferrals shall be forfeited as soon as administratively feasible thereafter and applied to reduce future Employer Contributions.

(e) Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (i) income or loss allocable to the Participant’s Salary Deferral Contributions Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (ii) 10-percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

5. Section 5.7 shall read in full as follows:

5.7 Discrimination Testing of Employer Matching Contributions.

(a) Definitions.

(i) “Actual Contribution Percentage” (“ACP”) shall mean, for a specified group of participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the Eligible Participants in the group.

(ii) “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Section 415 Compensation for the Plan Year.

(iii) “Contribution Percentage Amounts” shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. If so elected in the adoption agreement the Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

(iv) “Eligible Participant” shall mean any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage) , or to receive an Employer Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

(v) “Matching Contribution” shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a participant’s Elective Deferral, under a plan maintained by the Employer.

(c) Prior Year Testing. The Actual Contribution Percentage (“ACP”) for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

(d) Special Rules.

(i) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

(iv) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ACP of Employees as if all such plans were a single plan. If more than 10-percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulations Section 1.401(m) - 2(c)(4), then any adjustments to the Non-Highly Compensated Employees’

ADP for the prior year will be made in accordance with such Treasury Regulations. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

(v) For purposes of the ACP test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12—month period beginning on the day after the close of the Plan Year. Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund.

6. Section 5.8 shall read in full as follows:

5.8 Corrective Procedure for Discriminatory Matching Contributions.

(a) Definition - Excess Aggregate Contributions. “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of: (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

(b) Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the Employer with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.

(c) Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of: (i) income or loss allocable to the Participant’s Employer Matching Contributions Account, Qualified Matching Contributions Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contributions Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) 10-percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(d) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

(e) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant’s Employer Matching Contributions Account, and Qualified Matching Contribution account (and, if applicable, the Participant’s Qualified Nonelective Contributions Account or Salary Deferral Contributions Account, or both).

7. Subsection (b) of Section 6.17 Hardship Distributions shall read in full as follows:

(b) An immediate and heavy financial need shall be deemed to include any one or more of the following:

(i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Employee, the Employee’s spouse or dependents;

(ii) the purchase (excluding mortgage payments) of a principal residence for the Employee;

(iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children or dependents;

(iv) payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence;

(v) payments for funeral or burial expenses for the Employee’s deceased parent, spouse, child or dependent; and

(vi) expenses to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10-percent of adjusted gross income).

IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to be executed by its duly authorized officer.

Dated: November 8, 2006	EXPONENT, INC.

	By:	/s/ Richard L. Schlenker, Jr.
	Title:	Corporate Secretary